EXHIBIT 99.1

Sun Healthcare Group, Inc.
Reports 2011 First-quarter Results and EPS of $0.33

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

Irvine, Calif. (May 3, 2011)—Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today announced its operating results for the first quarter ended March 31, 2011.

Results for the first-quarter period ended March 31, 2011:

•	consolidated revenues rose 2.9 percent to $483.9 million, compared to the same period in 2010, driven primarily by rate growth and skilled mix in the inpatient services segment;
•	consolidated adjusted EBITDAR increased 5.0 percent to $63.9 million and adjusted EBITDAR margin grew 30 basis points to 13.2 percent compared to the same period in 2010;
•	diluted earnings per share from continuing operations was $0.33 on 25.8 million weighted-average diluted shares; and
•	free cash flow was $7.2 million, in line with expectations for the quarter.

Commenting on the Company’s first-quarter results, William A. Mathies, Sun’s chairman and chief executive officer, remarked, “I am pleased with the overall results of the quarter. Our admission volumes have directly impacted our year-over-year growth in our skilled mix days and have contributed to our improving occupancy levels. These positive trends directly correlate with our initiatives associated with attracting and caring for high-acuity, short-stay patients. I was pleased with our teams’ ability to convert these positive revenue trends into enhanced profit contribution, with both adjusted EBITDAR and EPS in line with our expectations.”

Mathies added, “Our first quarter results reflect our continued success in navigating the transition to RUGs IV and other Medicare related changes implemented on October 1, 2010. In the quarter we also successfully integrated our Countryside Hospice acquisition, which was accretive to both top line as well as margin. In the balance of 2011, we look forward to continuing the execution of our value-creation initiatives, which include the growth of our clinical capabilities and clinical outcomes, the expansion of our Rehab Recovery Suites® (RRS) footprint and the targeted acquisition of nursing center and hospice businesses that are complementary to our portfolio and vision.”

Segment Updates

On a year-over-year basis, revenue growth for the quarter in SunBridge, Sun’s inpatient services business, totaled $13.8 million, or 3.3 percent. SunBridge reported adjusted EBITDAR of $74.5 million for the quarter, with an adjusted EBITDAR margin of 17.3 percent, up 50 basis points from the same period in 2010. In both the year-over-year and sequential quarters, patient admissions increased by 9.0 percent and 6.5 percent, respectively, reversing the adverse occupancy trend of the prior year. The majority of the new admissions were high-acuity patients, which drove skilled mix up by 20 basis points over prior year to 20.0 percent for the quarter. In addition, skilled mix revenue, as a percent of total revenue, rose 230 basis points to 41.1 percent for the quarter.

Included in the inpatient segment, SolAmor, the Company's hospice business, experienced same-store revenue growth in the quarter of 5.4 percent or $0.6 million and an additional $2.3 million of revenue growth associated with the acquisition of Countryside. In total, SolAmor revenues increased from $11.0 million in the first quarter of 2010 to $13.9 million in the first quarter of 2011.

For the quarter, SunDance, Sun’s rehabilitation therapy services business, reported adjusted EBITDAR of $3.1 million, down from the prior-year quarter due to changes in concurrent therapy reimbursement which was effective on Oct. 1, 2010, and the implementation of the multiple procedure payment reduction (MPPR), which was effective on Jan. 1, 2011. For the quarter, SunDance’s adjusted EBITDAR margin was 5.0 percent, which was consistent with adjusted EBITDAR margin for the prior sequential quarter.

Although revenues from CareerStaff, the Company’s medical staffing services segment, were down   2.4 percent to $22.9 million compared to revenues in the same quarter of 2010, its business lines appear to be stabilizing, as revenues grew for the third consecutive quarter. CareerStaff achieved adjusted EBITDAR of $1.8 million and an adjusted EBITDAR margin of 7.7 percent for the quarter.

Cash Flow and Rent Expense

At March 31, 2011, Sun had $85.6 million in cash and cash equivalents and $153.4 million of long-term debt. Sun’s free cash flow for the first quarter of 2011 was $7.2 million, after taking into account $8.8 million of cash used for capital expenditures in the quarter.  Rent expense in the quarter, reflecting the first full quarter in which the increased rents resulting from Sun’s 2010 restructuring were paid, increased $18.4 million over rent expense in the first quarter of 2010, to $36.9 million.

Conference Call

As previously announced, investors and the general public are invited to listen to a conference call with Sun’s senior management on Wednesday, May 4, 2011, at 10 a.m. Pacific / 1 p.m. Eastern, to discuss the Company’s first-quarter results for the period ended March 31, 2011.

To listen to the conference call, dial (888) 389-5997 and refer to Sun Healthcare Group. A recording of the call will be available from 4 p.m. Eastern on May 4, 2011, until midnight Eastern on June 4, 2011, by calling (888) 203-1112 and using access code 5967956.

About Sun Healthcare Group, Inc.

Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) is a healthcare services company, serving principally the senior population, with consolidated annual revenues in excess of $1.9 billion and approximately 30,000 employees in 46 states. Sun's services are provided through its subsidiaries: as of March 31, 2011, SunBridge Healthcare and its subsidiaries operate 163 skilled nursing centers, 16 combined skilled nursing, assisted and independent living centers, 10 assisted living centers, two independent living centers and eight mental health centers with an aggregate of 22,916 licensed beds in 25 states; SunDance Rehabilitation provides rehabilitation therapy services to affiliated and non-affiliated centers in 36 states; CareerStaff Unlimited provides medical staffing services in 39 states; and SolAmor Hospice provides hospice services in 10 states. For more information, go to www.sunh.com.

Forward-looking Statements

Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Forward-looking statements in this release include all statements regarding the expected results of operations, growth opportunities and plans and objectives of management for future operations, including expectations concerning the expansion of the

Company’s Rehab Recovery Suites® portfolio, acquisitions and the impact of changes in the Medicare payment system. Factors that could cause actual results to differ are identified in filings made by the Company with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; the impact that healthcare reform legislation will have on the Company's business; the ability to maintain the occupancy rates and payor mix at the Company's healthcare centers; potential liability for losses not covered by, or in excess of, insurance; the effects of government regulations and investigations; the ability of the Company to collect its accounts receivable on a timely basis; the significant amount of the Company's indebtedness; covenants in debt agreements that may restrict the Company's activities, including the Company's ability to make acquisitions and incur more indebtedness on favorable terms; the impact of the current economic downturn on the business; increasing labor costs and the shortage of qualified healthcare personnel; and the Company's ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect the Company's business and financial results are included in Sun's filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q, copies of which are available on Sun's web site, www.sunh.com. There may be additional risks of which the Company is presently unaware or that it currently deems immaterial.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control. Sun cautions investors that any forward-looking statements made by Sun are not guarantees of future performance and are only made as of the date of this release. Sun disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

EBITDA, adjusted EBITDA, adjusted EBITDAR and free cash flow, as used in this press release and in the accompanying tables, which are non-GAAP financial measures, are each reconciled to their respective GAAP-recognized financial measures in the accompanying tables.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

KEY INCOME STATEMENT FIGURES
CONSOLIDATED
(in thousands, except per share data)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010

Revenue	$483,897	$470,415

Depreciation and amortization	7,579	12,348

Interest expense, net	5,000	11,890

Pre-tax income	14,322	18,099

Income tax expense	5,872	7,296

Income from continuing operations	8,450	10,803

Loss from discontinued operations	(338)	(605)

Net income	$8,112	$10,198

Diluted earnings per share	$0.31	$0.69

Adjusted EBITDAR	$63,949	$60,884
Margin - Adjusted EBITDAR	13.2%	12.9%

Adjusted EBITDA	$27,037	$42,337
Margin - Adjusted EBITDA	5.6%	9.0%

Pre-tax income continuing operations	$14,322	$18,099

Income tax expense	$5,872	$7,296

Income from continuing operations	$8,450	$10,803

Diluted earnings per share from continuing operations	$0.33	$0.73

See definitions of Adjusted EBITDA and Adjusted EBITDAR in the table "Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDAR".

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2011	December 31, 2010
	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$85,571	$81,163
Restricted cash	17,274	15,329
Accounts receivable, net	218,827	218,040
Prepaid expenses and other assets	20,510	16,859
Deferred tax assets	68,423	69,800

Total current assets	410,605	401,191

Property and equipment, net	141,211	139,860
Intangible assets, net	41,255	41,967
Goodwill	347,520	348,047
Restricted cash, non-current	351	350
Deferred tax assets	125,864	126,540
Other assets	50,027	23,803

Total assets	$1,116,833	$1,081,758

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$47,795	$49,993
Accrued compensation and benefits	65,092	61,518
Accrued self-insurance obligations, current portion	55,314	52,093
Income taxes payable	478	-
Other accrued liabilities	53,451	53,945
Current portion of long-term debt and capital lease obligations	11,112	11,050

Total current liabilities	233,242	228,599

Accrued self-insurance obligations, net of current portion	159,146	133,405
Long-term debt and capital lease obligations, net of current portion	142,238	144,930
Unfavorable lease obligations, net	9,133	9,815
Other long-term liabilities	51,840	52,566

Total liabilities	595,599	569,315

Stockholders' equity:
Preferred stock of $.01 par value, authorized 3,333,333 shares, zero shares were issued and outstanding as of March 31, 2011 and December 31, 2010	-	-
Common stock of $.01 par value, authorized 41,666,667 shares, 25,088,409 and 24,973,693 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	251	250
Additional paid-in capital	721,500	720,854
Accumulated deficit	(200,549)	(208,661)
Accumulated other comprehensive income, net	32	-
	521,234	512,443
Total liabilities and stockholders' equity	$1,116,833	$1,081,758

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010
	(unaudited)	(unaudited)

Total net revenues	$483,897	$470,415
Costs and expenses:
Operating salaries and benefits	272,101	265,087
Self-insurance for workers' compensation and general and professional liability insurance	15,262	14,441
Operating administrative costs	13,280	12,289
Other operating costs	98,591	96,652
Center rent expense	36,912	18,547
General and administrative expenses	15,379	15,266
Depreciation and amortization	7,579	12,348
Provision for losses on accounts receivable	5,335	5,796
Interest, net of interest income of $59 and $90, respectively	5,000	11,890
Restructuring costs	136	-
Total costs and expenses	469,575	452,316

Income before income taxes and discontinued operations	14,322	18,099
Income tax expense	5,872	7,296
Income from continuing operations	8,450	10,803

Discontinued operations:
Loss from discontinued operations, net of related taxes	(338)	(605)

Net income	$8,112	$10,198

Basic income per common and common equivalent share:
Income from continuing operations	$0.33	$0.74
Loss from discontinued operations, net	(0.01)	(0.05)
Net income	$0.32	$0.69

Diluted income per common and common equivalent share:
Income from continuing operations	$0.33	$0.73
Loss from discontinued operations, net	(0.02)	(0.04)
Net income	$0.31	$0.69

Weighted average number of common and common equivalent shares outstanding:
Basic	25,740	14,678
Diluted	25,838	14,828

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$8,112	$10,198
Adjustments to reconcile net income to net cash provided by
operating activities, including discontinued operations:
Depreciation and amortization	7,681	12,446
Amortization of favorable and unfavorable lease intangibles	(484)	(474)
Provision for losses on accounts receivable	5,644	6,014
Stock-based compensation expense	1,449	1,393
Deferred taxes	2,032	4,936
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,393)	(6,322)
Restricted cash	(1,946)	(1,156)
Prepaid expenses and other assets	(249)	4,283
Accounts payable	(1,919)	(5,859)
Accrued compensation and benefits	3,438	8,424
Accrued self-insurance obligations	(1,342)	2,037
Income taxes payable	478	628
Other accrued liabilities	(731)	2,470
Other long-term liabilities	(727)	(955)
Net cash provided by operating activities	16,043	38,063

Cash flows from investing activities:
Capital expenditures	(8,837)	(17,058)
Net cash used for investing activities	(8,837)	(17,058)

Cash flows from financing activities:
Principal repayments of long-term debt and capital lease obligations	(2,798)	(20,941)
Payment to non-controlling interest	-	(2,025)
Distribution to non-controlling interest	-	(69)
Net cash used for financing activities	(2,798)	(23,035)

Net increase (decrease) in cash and cash equivalents	4,408	(2,030)
Cash and cash equivalents at beginning of period	81,163	104,483
Cash and cash equivalents at end of period	$85,571	$102,453

Reconciliation of net cash provided by operating activities to free cash flow:

Net cash provided by operating activities	$16,043	$38,063
Capital expenditures	(8,837)	(17,058)
Free cash flow	$7,206	$21,005

   Free cash flow is defined as net cash flow provided by operating activities less cash used for capital expenditures.
   Free cash flow is used by management to evaluate discretionary cash flow potentially available for debt service and other financing activities.

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA and ADJUSTED EBITDAR
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010
	(unaudited)	(unaudited)

Total net revenues	$483,897	$470,415

Net income	$8,112	$10,198

Income from continuing operations	8,450	10,803

Income tax expense	5,872	7,296

Interest, net	5,000	11,890

Depreciation and amortization	7,579	12,348

EBITDA	$26,901	$42,337

Restructuring costs	136	-

Adjusted EBITDA	$27,037	$42,337

Center rent expense	36,912	18,547

Adjusted EBITDAR	$63,949	$60,884

EBITDA is defined as earnings before loss on discontinued operations, income taxes, interest, net, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before restructuring costs. Adjusted EBITDAR is defined as Adjusted EBITDA before center rent expense. Adjusted EBITDA and Adjusted EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. Adjusted EBITDA and Adjusted EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. Adjusted EBITDA and Adjusted EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from Adjusted EBITDA and Adjusted EBITDAR are significant components in understanding and assessing finance performance, Adjusted EBITDA and Adjusted EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by or used in operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA and Adjusted EBITDAR are not measurements determined in accordance with U.S. generally accepted accounting principles and are thus susceptible to varying calculations. Adjusted EBITDA and Adjusted EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA and ADJUSTED EBITDAR
($ in thousands)

For the Three Months Ended March 31, 2011
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Other & Corp Seg	Elimination of Affiliated Revenue	Consolidated

Nonaffiliated revenue	$431,477	$30,097	$22,316	$7	$-	$483,897

Affiliated revenue	-	32,694	623	-	(33,317)	-

Total revenue	$431,477	$62,791	$22,939	$7	$(33,317)	$483,897

Income (loss) from continuing operations	$31,425	$2,772	$1,399	$(27,146)	$-	$8,450

Income tax expense	-	-	-	5,872	-	5,872

Interest, net	(5)	-	1	5,004	-	5,000

Depreciation and amortization	6,336	226	187	830	-	7,579

EBITDA	$37,756	$2,998	$1,587	$(15,440)	$-	$26,901

Restructuring costs	136	-	-	-	-	136

Adjusted EBITDA	$37,892	$2,998	$1,587	$(15,440)	$-	$27,037

Center rent expense	36,612	127	173	-	-	36,912

Adjusted EBITDAR	$74,504	$3,125	$1,760	$(15,440)	$-	$63,949

Adjusted EBITDA margin	8.8%	4.8%	6.9%			5.6%

Adjusted EBITDAR margin	17.3%	5.0%	7.7%			13.2%

See definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDAR in the table "Reconciliation of Net Income to
Adjusted EBITDA and Adjusted EBITDAR".

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA and ADJUSTED EBITDAR
($ in thousands)

For the Three Months Ended March 31, 2010
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Other & Corp Seg	Elimination of Affiliated Revenue	Consolidated

Nonaffiliated revenue	$417,687	$29,363	$23,357	$8	$-	$470,415

Affiliated revenue	-	21,154	143	-	(21,297)	-

Total revenue	$417,687	$50,517	$23,500	$8	$(21,297)	$470,415

Income (loss) from continuing operations	$38,061	$3,876	$1,482	$(32,616)	$-	$10,803

Income tax expense	-	-	-	7,296	-	7,296

Interest, net	2,725	-	(1)	9,166	-	11,890

Depreciation and amortization	11,181	153	180	834	-	12,348

EBITDA	$51,967	$4,029	$1,661	$(15,320)	$-	$42,337

Restructuring costs	-	-	-	-	-	-

Adjusted EBITDA	$51,967	$4,029	$1,661	$(15,320)	$-	$42,337

Center rent expense	18,214	123	210	-	-	18,547

Adjusted EBITDAR	$70,181	$4,152	$1,871	$(15,320)	$-	$60,884
						-

Adjusted EBITDA margin	12.4%	8.0%	7.1%			9.0%

Adjusted EBITDAR margin	16.8%	8.2%	8.0%			12.9%

See definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDAR in the table "Reconciliation of Net Income to
Adjusted EBITDA and Adjusted EBITDAR".

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Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
Continuing Operations
	For the
	Three Months Ended
	March 31,
	2011		2010
Consolidated Company

Revenues - Non-affiliated (in thousands)
Skilled Nursing and similar facilities	$417,143		$406,176
Hospice	13,855		10,987
Other - Inpatient Services	479		524
Inpatient Services	431,477		417,687

Rehabilitation Therapy Services	30,097		29,363
Medical Staffing Services	22,316		23,357
Other - non-core businesses	7		8
Total	$483,897		$470,415

Revenue Mix - Non-affiliated (in thousands)
Medicare	$157,621	33%	$141,523	30%
Medicaid	184,678	38%	187,306	40%
Private and Other	112,012	23%	112,288	24%
Managed Care / Insurance	24,468	5%	24,393	5%
Veterans	5,118	1%	4,905	1%
Total	$483,897	100%	$470,415	100%

Inpatient Services Stats

Number of centers:	199		199
Number of available beds:	22,060		22,029
Occupancy %:	87.0%		87.8%

Payor Mix % based on patient days:
Medicare - SNF Beds	15.8%		15.7%
Managed care / Ins. - SNF Beds	4.2%		4.1%
Total SNF skilled mix	20.0%		19.8%

Medicare	14.5%		14.3%
Medicaid	62.1%		61.8%
Private and Other	18.4%		19.0%
Managed Care / Insurance	3.8%		3.8%
Veterans	1.2%		1.1%

Revenue Mix % of revenues:
Medicare - SNF Beds	35.1%		32.6%
Managed care / Ins. - SNF Beds	6.0%		6.2%
Total SNF skilled mix	41.1%		38.8%

Medicare	35.5%		32.8%
Medicaid	42.8%		44.8%
Private and Other	14.9%		15.4%
Managed Care / Insurance	5.6%		5.8%
Veterans	1.2%		1.2%

Revenues PPD:
Medicare (Part A)	$520.92		$465.98
Medicare Blended Rate (Part A & B)	$556.98		$502.21
Medicaid	$172.25		$172.59
Private and Other	$193.39		$186.31
Managed Care / Insurance	$367.47		$363.84
Veterans	$245.52		$243.97

Rehab contracts

Affiliated	179		131
Non-affiliated	343		337

Average Qtrly Revenue per Contract (in thousands)	$120		$108

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